Exhibit 99.2


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                      Stanley F. Druckenmiller
                                       40 West 57th St., 25th Floor
                                       New York, New York  10019


Date of Event Requiring Statement:     06/12/08
Issuer and Ticker Symbol:              Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:                10% Owner (1)
Designated Filer:                      Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                     Common Stock, par value $0.001 per share
Transaction Date                       06/12/08
Transaction Code                       S
Amount of Securities                   300,000
Securities Acquired (A) or
     Disposed of (D)                   D
Price                                  $5.9038 per share
Amount of Securities Beneficially
     Owned Following Reported
     Transactions                      14,161,298
Ownership Form:                        I
Nature of Indirect Beneficial
     Ownership:                        (1)


TABLE II INFORMATION

None.

Signature of Reporting Person          STANLEY F. DRUCKENMILLER


                                       By:  /s/ Joseph W. Haleski
                                            ------------------------------------
                                            Name:   Joseph W. Haleski
                                            Title:  Attorney-in-Fact

Date:                                  June 16, 2008